SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


         Date of Report (date of earliest event reported): July 1, 1997





                         CarrAmerica Realty Corporation
             (Exact name of registrant as specified in its charter)



Maryland                             1-11706            52-1796339
(State or other jurisdiction         (Commission        (IRS Employer
of incorporation)                    File No.)          Identification No.)



             1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (202) 624-7500

                                    FORM 8-K


ITEM 1.            Changes in Control of Registrant.

          Not applicable.

ITEM 2.            Acquisition or Disposition of Assets.

          Not applicable.

ITEM 3.            Bankruptcy or Receivership.

          Not applicable.

ITEM 4.            Changes in Registrant's Certifying Accountant.

          Not applicable.

ITEM 5.            Other Events.

          This Form 8-K is being filed to report a revision to the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10 filed on behalf of CarrAmerica Realty, L.P. with the Commission on June 16, 1997. In the section entitled "Results of Operations", the paragraph entitled "Balance Sheet" is deleted in its entirety and restated in its entirety to read as follows:

          Balance Sheet. During 1996, the Partnership acquired 25 operating properties containing 2.3 million square feet of office space, one property in the construction phase and land which will support the future development of approximately 1.0 million rentable square feet of office space. During the first quarter of 1997, the Partnership acquired seven properties containing approximately 615,000 square feet and placed an additional project into development which will support approximately 128,000 rentable square feet of office space. As a result of the acquisitions and development activity in the first quarter of 1997, real estate assets prior to accumulated depreciation increased $66.1 million, or 30.5%, to $282.4 million as of March 31, 1997 as compared to $216.3 million as of December 31, 1996. This increase was due to the acquisition of seven properties located in suburban Dallas, Texas and suburban Chicago. Land held for development and construction in progress increased $9.0 million, or 41.3%, to $30.7 million as of March 31, 1997 as compared to $21.7 million as of December 31, 1996. The increase was due to the expenditure of construction costs on the JD Edwards project in southeast Denver which was purchased in December 1996 and the commencement of construction activity on the City View Center project in Austin, Texas.


ITEM 6.            Resignations of Registrant's Directors.

          Not applicable.

ITEM 7.            Financial Statements and Exhibits.

          (a)      Financial Statements.

          Not applicable.

          (b)      Pro Forma Financial Information.

          Not applicable.

          (c)      Exhibits.

          None.



ITEM 8.            Change in Fiscal Year.

                   Not applicable.

                                   SIGNATURES


                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  July 1,  1997



                                              CARRAMERICA REALTY CORPORATION



                                              By:      /s/ Brian K. Fields
                                                       -----------------------
                                                       Brian K. Fields
                                                       Chief Financial Officer